                                                                      EXHIBIT 24


                        [RYDER SCOTT COMPANY LETTERHEAD]



                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use on form 10-K of Sterling Drilling Fund 1983-2 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                         Very Truly Yours,

                                         /s/ RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS

                                         RYDER SCOTT COMPANY
                                         PETROLEUM ENGINEERS



Denver, Colorado
March 11, 1997